EXHIBIT 99.1
NEWS RELEASE for November 6, 2007
BIOLASE REPORTS THIRD QUARTER AND FIRST NINE MONTHS 2007 RESULTS
IRVINE, CA (November 6, 2007) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the world’s leading dental laser company, today reported operating results for its third quarter and first nine months ended September 30, 2007.
Third Quarter 2007 Results
Net revenue for the quarter ended September 30, 2007 was $12.8 million, down from $17.1 million in the third quarter of 2006. Gross profit for the third quarter of 2007 improved to 51 percent of net revenue as compared with 50 percent of net revenue in the same period of 2006. Operating expenses in the 2007 third quarter increased by four percent, or $422,000, to $10.2 million from $9.8 million in the third quarter of 2006. Net loss for the quarter ended September 30, 2007 was $3.5 million, or $0.15 per diluted share, compared with a net loss of $1.0 million, or $0.04 per diluted share, for the third quarter of 2006.
Interim Chief Executive Officer Federico Pignatelli commented, “Revenue results for the quarter ended September 30, 2007 were well below our expectations, notwithstanding the typically slower summer quarter. Sales of our diode laser systems continued to outpace those in the same quarter of 2006, but sales of Waterlase MD™ all-tissue laser systems showed a significant decrease. While we believe the reasons for the shortfall could be varied, these results are unacceptable and led to this morning’s announcement that the Company has taken significant action.”
Pignatelli continued, “As announced earlier today, I have stepped in to serve as BIOLASE’s Interim CEO, and I’m pleased to report that we have made good progress in our search for a new CEO. Also, we’re fortunate that independent director Jim Largent has agreed to devote time at BIOLASE to help in assessing our sales and marketing strategies and programs, which have not been effective in furthering the market’s understanding of and penetration by our Waterlase all-tissue laser technology. Published reports of the clinical superiority of the technology and countless reports of significant practice-enhancing results from our user base have us convinced that Waterlase technology will ultimately become a standard in the dental suite of the future. We plan to examine every element of our programs — marketing, messaging, promotions, product pricing, and distribution — to be sure that we have the optimal strategies for rapid growth in the adoption rate of our Waterlase technology.”
First Nine Months 2007 Results
Net revenue for the nine months ended September 30, 2007 was $46.0 million compared with $49.9 million for the same period in 2006. Gross profit for the first nine months of 2007 improved to 54 percent of net revenue as compared with 50 percent of net revenue in the same period of 2006. Operating expenses for the first nine months of 2007 and 2006 were $31.1 million and $30.7 million, respectively. Net loss for the nine months ended September 30, 2007 was $6.1 million, or $0.26 per diluted share, compared with a net loss of $5.7 million, or $0.24 per diluted share, for the nine months ended September 30, 2006.
The balance sheet as of September 30, 2007 showed cash and cash equivalents of $11.9 million, total assets of $40.0 million and total stockholders’ equity of $18.1 million.
Conference Call
The Company’s previously announced conference call for Thursday, November 8, 2007, is being canceled due to the management change announcement made earlier today. The Company will announce a revised conference call date and time in the near future to discuss the results, management changes, and business outlook.
About BIOLASE Technology, Inc.
BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies that advance the practice of dentistry and medicine. The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. Other products under development address ophthalmology and other medical and consumer markets.
This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.
For further information, please contact: Richard L. Harrison, Executive Vice President and CFO of BIOLASE Technology, Inc., +1-949-361-1200; or Jill Bertotti, of Allen & Caron, +1-949-474-4300.
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- TABLE FOLLOWS -

BIOLASE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Products and services revenue	$11,910	$16,869	$43,158	$49,469
License fees and royalty revenue	902	197	2,891	384

Net revenue	12,812	17,066	46,049	49,853
Cost of revenue	6,228	8,448	21,318	24,914

Gross profit	6,584	8,618	24,731	24,939

Other (loss) income, net	—	(1)	—	10

Operating expenses:
Sales and marketing	6,292	5,510	19,619	17,493
General and administrative	2,602	2,967	7,781	9,123
Engineering and development	1,279	1,306	3,686	3,776
Patent infringement legal settlement	—	(32)	—	348

Total operating expenses	10,173	9,751	31,086	30,740

Loss from operations	(3,589)	(1,134)	(6,355)	(5,791)
Non-operating income, net	119	94	442	134

Loss before income tax provision	(3,470)	(1,040)	(5,913)	(5,657)
Income tax provision (benefit)	38	(33)	219	70

Net loss	$(3,508)	$(1,007)	$(6,132)	$(5,727)

Net loss per share:
Basic	$(0.15)	$(0.04)	$(0.26)	$(0.24)
Diluted	$(0.15)	$(0.04)	$(0.26)	$(0.24)

Shares used in the calculation of net loss per share:
Basic	23,887	23,580	23,840	23,394
Diluted	23,887	23,580	23,840	23,394

BIOLASE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except per share amounts)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$11,890	$14,676
Accounts receivable, less allowance of $971 and $1,357 in 2007 and 2006, respectively	7,497	15,193
Inventory, net	10,774	7,774
Prepaid expenses and other current assets	1,072	1,346

Total current assets	31,233	38,989
Property, plant and equipment, net	4,354	4,851
Intangible assets, net	1,200	1,469
Goodwill	2,926	2,926
Deferred tax asset	22	35
Other assets	308	308

Total assets	$40,043	$48,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,807	$7,699
Accrued liabilities	5,920	8,560
Deferred revenue, current portion	5,522	5,431

Total current liabilities	18,249	21,690
Deferred tax liabilities	327	271
Deferred revenue, long-term	2,841	4,278
Other liabilities, long-term	483	373

Total liabilities	21,900	26,612

Stockholders’ equity:
Preferred stock, par value $0.001, 1,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001, 50,000 shares authorized, 25,852 and 25,741 shares issued and 23,888 and 23,777 shares outstanding in 2007 and 2006, respectively	26	26
Additional paid-in capital	112,842	111,415
Accumulated other comprehensive gain	1,146	108
Accumulated deficit	(79,472)	(73,184)

	34,542	38,365
Treasury stock (cost of 1,964 shares repurchased)	(16,399)	(16,399)

Total stockholders’ equity	18,143	21,966

Total liabilities and stockholders’ equity	$40,043	$48,578

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